Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-190038

August 20, 2013

iPath IMLP 300X250

What’s in the pipeline from the first name in exchange traded notes?

BARCLAYS

iPath®

One trade access to energy infrastructure

and the potential for income stability

and competitive yields.

S&P MLP ETN

Efficient access to energy infrastructure.

Learn more